MASTER NON-REVOLVING LINE OF CREDIT NOTE

$1,000,000.00	December 29, 2009

FOR VALUE RECEIVED, the undersigned (“Borrower”) promises to pay to the order of PROFICIO BANK, a Utah banking corporation (the “Lender”) at its office at 10151 Deerwood Park Boulevard, Building 200, Suite 105, Jacksonville, Florida 32256 (together with any holder of this Master Non-Revolving Line of Credit Note (the “LOC Note”), or such other place as the Lender may designate in writing, the sum of One Million and NO/100 Dollars ($1,000,000.00) or such lesser amount as may be advanced by Lender hereunder, with the principal and interest thereof being due and payable in accordance with the terms of this LOC Note and pursuant to that Loan and Security Agreement, dated of even date (the “Loan Agreement”), executed by Borrower and Lender. Both principal and interest shall be payable in lawful currency of the United States of America.

The interest rate that shall be applicable to the principal balance of each advance made under this LOC Note outstanding from time to time shall be selected in writing by Borrower at the time it requests each advance, which shall be one of the two options set forth below. The interest rate selected by Borrower shall remain in effect as to each advance until such advance has been paid in full. Lender’s records as to the amount of such advance and the interest rate selected by Borrower shall be determinative of the amount of such advance and applicable rate selected. Interest on the principal balance outstanding from time to time under the LOC Note shall accrue at the greater of eight and three-quarters of one percent (8.75%) per annum, and either (i) a variable rate of five and one-half of one percent (5.50%) in excess of the interest rate published by The Wall Street Journal, Jacksonville, Florida, from time to time as the prime rate of interest (the “Prime Rate”); or (ii) a fixed rate equal to the Prime Rate in effect on the date that Borrower requests an advance from Lender under this LOC Note (as to such advance), plus five and one-half of one percent (5.50%). If the date of request is not a banking day, then the applicable Prime Rate shall be as determined on the next succeeding banking date. The Prime Rate is not necessarily the lowest rate charged by the Lender. The rate of interest charged hereunder shall change with each change in the Prime Rate.

Interest on the LOC Note shall be computed daily on the outstanding principal balance of each advance, determined as of the close of business each day. Interest shall be calculated on the basis of a 360 day year multiplied by the actual number of days elapsed in the interest calculation period. Interest accrued on the principal balance outstanding from time to time at the applicable rate aforesaid, together with installments of principal based on outstanding principal balance and based upon a three (3) year amortization period, shall be due and payable monthly commencing on the fifth (5th) day of the next consecutive calendar month following the date of advance under the LOC Note, and continuing on the same day of each and every month thereafter until three years from the date of each advance (such date hereinafter referred to as the “Maturity Dale”), when all unpaid principal and accrued and unpaid interest shall be DUE AND PAYABLE IN FULL.

Disbursements hereunder shall be made only in accordance with the terms and conditions of the Loan Agreement. Lender shall be under no obligation to disburse loan proceeds under this LOC Note after December          , 2011.

If default be made in the payment of any installment under the LOC Note, or under the Loan Agreement, or under any other agreement contained herein or in any other agreement, promissory note, or other instrument securing same or in any other agreement between Borrower and Lender, whether now existing or entered into in the future is not paid within ten (10) days of the due date therefor, the entire principal sum and accrued interest shall at once become due and payable, without notice, at the option of the lender. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. The Lender shall have in addition to its remedies under the LOC Note, and applicable law, all the remedies of a secured party under the laws of the State of Florida and, without limiting the generality of the foregoing, Lender shall have, upon the occurrence of an Event of Default (as defined in the Loan Agreement), the right, at its option, and without notice or demand, to declare the entire amount of this LOC Note remaining unpaid, and all other liabilities of the Borrower or any of such liabilities selected by Lender, immediately due and payable, less any unearned interest or other charges and any rebates required by law (it being the intention hereof that under no circumstances shall Lender be entitled to receive at any time any charges not allowed or permitted by law or any interest in excess of the maximum allowed by law); to set off against the LOC Note all money owed by the Lender in any capacity to the Borrower, whether or not due; and Lender shall be deemed to have exercised such right of setoff and to have made a charge against any such money immediately upon the occurrence of such default even though such charge is made or entered in the books of Lender subsequent thereto. Upon disposition of any collateral after the occurrence of any default, the Borrower shall be and remain liable for any deficiency, and Lender shall account to the Borrower for any surplus, but Lender shall have the right to apply all or any part of such surplus (or to hold the same as a reserve) against any and all other liabilities of Borrower to Lender. In the event of default, the Borrower and each endorser, surety and guarantor hereof, jointly and severally, agree to pay all costs of collection, including but not limited to, reasonable attorneys’ fees, whether incurred with respect to collection, interpretation, dispute, trial, appeal, enforcement of any judgment based on the Note, the Loan Agreement, or otherwise, whether suit be brought or not. After default, interest shall accrue on all sums evidenced hereunder, including principal and interest, at the highest rate then allowed by applicable law.

If the applicable interest rate, as determined by Borrower at the time of each advance, is a fixed rate, any prepayment shall be subject to a prepayment fee equal to two percent (2%) of the total outstanding balance of the advance being prepaid. Such fee shall be due upon payment of the prepayment.

If the applicable interest rate, as determined by Borrower at the time of each advance, is a variable rate, Borrower may prepay at any time, without premium or fee, the entire indebtedness evidenced hereby or any part thereof. Any partial prepayment shall be applied against the principal amount outstanding under the note being prepaid and shall not postpone the due date of any subsequent monthly installments or change the amount of such installments, unless the Lender shall otherwise agree in writing. A late charge of five per cent (5%) of the installment shall be due on each installment of principal and interest in default for 10 days or more.

The interest on any advance under the LOC Note shall never be greater than an amount which, if added to the amount of any discount, additional fees, or charges paid by Borrower which constitute interest under the laws of the State of Florida, would cause the total amount of interest to exceed the maximum rate of interest chargeable to Borrower under the governing law. Lender agrees to refund, and Borrower agrees to accept refund of, any and all sums received hereunder by Lender which are determined to be usurious by any court of competent jurisdiction, together with interest on such overcharge at the maximum lawful rate then in effect.

Borrower and all endorsers, sureties and guarantors hereto, jointly and severally, waive demand, presentment, notice of dishonor and protest and hereby consent and agree to any renewal, extension or modification of the LOC Note, the Loan Agreement and any other instrument securing this LOC Note without notice and do further agree that any such renewal, modification or extension shall not affect or limit the liability of said parties hereunder. In addition, Borrower and each endorser, surety and guarantor hereof, jointly and severally, consent and agree that the discharge of any one or more of said parties or the release of any security for this loan, whether by operation of law or otherwise, shall not operate to discharge any other of said parties.

BY ACCEPTANCE HEREOF, BORROWER AGREES THAT NEITHER BORROWER, NOR ANY ASSIGNEE, SUCCESSOR, HEIR, OR LEGAL REPRESENTATIVE OF BORROWER (ALL OF WHOM ARE HEREINAFTER REFERRED TO AS THE “PARTIES”) SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS NOTE, THE SECURITY AGREEMENT OR ANY INSTRUMENT EVIDENCING, SECURING, OR RELATING TO THE INDEBTEDNESS AND OTHER OBLIGATIONS EVIDENCED HEREBY, ANY RELATED AGREEMENT OR INSTRUMENT, ANY OTHER COLLATERAL FOR THE INDEBTEDNESS EVIDENCED HEREBY OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THIS PARTIES, OR ANY OF THEM. NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY NEGOTIATED BY THE PARTIES WITH LENDER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. LENDER HAS IN NO WAY AGREED WITH OR REPRESENTED TO ANY OF THE PARTIES THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

[SIGNATURE ON FOLLOWING PAGE]

This Note is to be construed and enforced in accordance with the laws of the State of Florida and is secured by the Loan Agreement as defined above.

GLOBAL AXCESS CORP., a Nevada corporation

/s/ Shellie Joyner		By:	/s/ George A. McQuain
Witness print name:	Shellie Joyner		George A. McQuain
		Its:	President
/s/ Desiree A. Mills
Witness print name:	Desiree A. Mills

STATE OF GEORGIA
COUNTY OF Camden

This instrument was acknowledged before me this 29 day of December, 2009, by George A. McQuain, as President of Global Axcess Corp., a Nevada corporation, on behalf of said corporation, who is personally known to me or who has produced Drivers license as identification.

Kathleen A. Cuthbertson
Notary Public, State of GA at Large My Commission Expires: March, 6 2011